UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 28, 2013

Commission File Number:  000-52369

Bond Laboratories, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
20-3464383
(IRS Employer Identification No.)

4509 S. 143rd Street, Suite 1, Omaha, Nebraska 68137
(Address of principal executive offices)

402-333-5260
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

See Item 8.01.

Item 8.01 Other Events.

On September 30, 2013, Bond Laboratories, Inc. (the "Company") amended its Articles of Incorporation to: (i) change the name of the Company to "FitLife Brands, Inc." (the "Name Change"); and (ii) effect a reverse split of its issued and outstanding common stock, par value $0.01 per share ("Common Stock"), on a ten old for one new basis (the "Reverse Split"). The Company previously disclosed information with respect to the Name Change and Reverse Split in its definitive Proxy Statement, filed with the Securities and Exchange Commission on June 12, 2013. Copies of the amendments to the Company's Articles of Incorporation, as filed with the Nevada Secretary of State, and the Company's press release, announcing the implementation of the Name Change and Reverse Split, are attached hereto as Exhibits 3.1, 3.2 and 99.1, respectively, and are incorporated by reference herein.

The Name Change and Reverse Split were approved by the Financial Industry Regulatory Authority ("FINRA") on September 28, 2013, and became effective with the OTCQB at the opening of trading on September 30, 2013 under the symbol "BNLBD". The "D" will appear on the Company's ticker symbol for the next 20 business days. After 20 business days, the Company's ticker symbol will change from "BNLBD" to "FTLF" to better reflect the new name of the Company. The Company's new CUSIP number is 33817P108.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bond Laboratories, Inc.

Date:   October 1, 2013
By:	/s/ Michael Abrams

Name: Michael Abrams
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-3.1	Amendment to Company's Articles of Incorporation to change name to FitLife Brands, Inc.
EX-3.2	Amendment to Company's Articles of Incorporation to effect 1-for-10 reverse split
EX-99.1	Press Release, dated September 26, 2013